                                                          Suite IL1-0540
                                                          One Bank One Plaza
                                                          Chicago, IL 60670-0540
                                                          1-800-524-9472

                                                                May 15, 2002

To The Holders of
Government Trust Certificates
Zero Coupon Class 1-D

In accordance with Section 4.1 of the Declaration of Trust ("Trust"), Bank one Trust Company, NA (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity ("Trustee"), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the May 15, 2002 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.   The aggregate dollar amount distributed to holders of Class 1-D
     Certificates: $170,894,566.25.

2. The Principal Balance of the Class 1-D Note after the May 3,2002 Note Payment Date: $1,175,767,000.00.

3.   The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Joan E. Blume, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.

                                                      Joan E. Blume
                                                      Trust Officer

                                  For Bank One Trust Company, NA
                                  (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity.